SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 12, 2003
                                                          ------------



                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)




   Maryland                        0-11083                      13-3147497
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(State or other              (Commission file No.)             (IRS Employer
  jurisdiction of                                                I.D. No.)
  incorporation)


   60 Cutter Mill Road, Suite 303, Great Neck, New York           11021
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   (Address of principal executive offices)                     (Zip code)


     Registrant's telephone number, including area code     516-466-3100
                                                            ------------




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Item 9. Regulation FD Disclosure. (The information provided herein is being provided under Item 12 of Form 8-K, Results of Operations and Financial Condition).

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on May 12, 2003. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the three months ended March 31, 2003 and its financial condition at March 31, 2003.



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                     ONE LIBERTY PROPERTIES, INC.



Date:     May 13, 2003               By:  /s/ Simeon Brinberg
                                     -----------------------------------
                                     Simeon Brinberg
                                     Senior Vice President


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                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com


             ONE LIBERTY PROPERTIES ANNOUNCES RESULTS OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 2003

Great Neck, New York - May 12, 2003 - One Liberty Properties, Inc. (ASE: OLP; OLP Pr) today announced that for the three months ended March 31, 2003, the first quarter of its fiscal year, it had revenues of $4,644,000, net income of $2,198,000 and net income applicable to common stockholders of $1,939,000, or $.34 per common share on a diluted basis. Net income, net income applicable to common stockholders and net income per common share for the three months ended March 31, 2003 give effect to $654,000 attributable to the Company's equity in earnings of unconsolidated joint ventures. This compares with revenues of $3,671,000, net income of $1,198,000, and net income applicable to common stockholders of $939,000 or $.30 per common share on a diluted basis, for the three months ended March 31, 2002. Net income, net income applicable to common stockholders and net income per common share for the three months ended March 31, 2002 give effect to $198,000 attributable to the Company's equity in earnings of unconsolidated joint ventures. The weighted average number of common shares outstanding, on a diluted basis, was 5,667,000 and 3,101,000 for the three months ended March 31, 2003 and 2002, respectively.

Jeffrey Fishman, president and chief executive officer of One Liberty commented that funds from operations applicable to common stockholders for the three months ended March 31, 2003 was $2,890,000, or $.51 per common share on a diluted basis, as compared to $1,613,000, or $.52 per common share on a diluted basis, for the three months ended March 31, 2002. Funds from operations adds back to net income depreciation of properties and deducts cash distributions to preferred stockholders. Funds from operations has been calculated in accordance with the NAREIT definition.



Commenting on the results of operations, Mr. Fishman noted that rental income increased by $826,000, or 22.6% quarter over quarter, due to rental income earned on four properties acquired by One Liberty between September, 2002 and February, 2003. In addition, net income benefited from the $456,000 increase, a 230% increase, quarter versus quarter, in equity in earnings of unconsolidated joint ventures. The increase attributable to the Company's equity in earnings of unconsolidated joint ventures is primarily the result of the acquisition by the Company's movie theater joint ventures of eight movie theater properties between April and December, 2002.



On the expense side, Mr. Fishman pointed out that total expenses increased by $427,000, or 16%, quarter versus quarter, primarily due to an increase in depreciation and amortization, an increase in interest - credit line and an increase in general and administrative expenses. The increase in general and administrative expenses of $208,000, or 57.6%, was due to an increase in direct and allocated payroll and payroll related expenses, professional fees, state taxes and travel expenses related to property acquisition activities. The increase in payroll and payroll related expenses is due to the increase in the Company's level of business activity quarter over quarter, particularly in the areas of property acquisition, mortgage financing, lease negotiation, regulatory compliance activities and consummation of a new credit facility.



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One Liberty  Properties,  Inc. is a real estate  investment trust and invests primarily in improved  commercial real estate under long term net lease.

Certain information contained herein may be deemed forward looking. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Form 10-K for the year ended December 31, 2002.

Contact: Simeon Brinberg
         (516) 466-3100


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

                 ONE LIBERTY PROPERTIES, INC. (ASE: OLP; OLP Pr)
                  (Amounts in Thousands, Except Per Share Data)
                                   (Unaudited)

                                                                                        Three Months Ended
                                                                                              March 31,
                                                                                      --------------------
                                                                                     2003                 2002
                                                                                     ----                 ----

Revenues                                                                           $ 4,644              $ 3,671

Expenses                                                                             3,100                2,673
                                                                                   -------              -------


Earnings before equity in earnings of unconsolidated
      joint ventures and gain on sale                                                1,544                  998

Equity in earnings of unconsolidated joint ventures                                    654                  198
Gain on sale of available-for-sale securities                                            -                    2
                                                                                   -------              -------

Net income                                                                         $ 2,198              $ 1,198
                                                                                   =======              =======

Calculation of net income applicable to common stockholders:
Net income                                                                         $ 2,198              $ 1,198
Less: distributions on preferred stock                                                 259                  259
                                                                                   -------              -------

Net income applicable to
   common stockholders                                                             $ 1,939              $   939
                                                                                   =======              =======

Net income per common share:
     Basic                                                                         $   .34              $   .31
                                                                                   =======              =======
     Diluted                                                                       $   .34              $   .30
                                                                                   =======              =======


Funds from operations applicable to
   common stockholders                                                             $ 2,890              $ 1,613
                                                                                   =======              =======

Funds from operations per common share:
     Diluted                                                                       $   .51              $   .52
                                                                                   =======              =======

Weighted average number of common shares outstanding (Note A):
     Basic                                                                           5,636                3,066
                                                                                     =====                =====
     Diluted                                                                         5,667                3,101
                                                                                     =====                =====

(Note A): The weighted average number of common shares outstanding for the three months ended March 31, 2003 give effect to the sale by the Company of 2,500,000 common shares in a public offering.

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

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


* Funds from operations applicable to common stockholders is summarized in the following table:



Net Income                                                                         $ 2,198               $1, 198
Add: depreciation of properties                                                        772                   642
Add: our share of depreciation in
   Unconsolidated joint ventures                                                       179                    32
Deduct: preferred distributions                                                       (259)                 (259)
                                                                                   -------               -------

Funds from operations applicable to
   common stockholders                                                             $ 2,890               $ 1,613
                                                                                   =======               =======

If One Liberty had adjusted the calculation of funds from operations for the effects of the straightline rent adjustment:

Funds from operations applicable to
   common stockholders                                                             $ 2,890               $ 1,613
Deduct: straight line rent income                                                     (323)                 (180)
Deduct: our share of straight line rent in
   unconsolidated joint ventures                                                      (126)                   (7)
                                                                                   -------               -------

Funds from operations applicable to
   common stockholders, as adjusted                                                $ 2,441               $ 1,426
                                                                                   =======               =======

Funds from operations per common share,
     as adjusted                                                                   $   .43               $   .46
                                                                                   =======               =======

